UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

Vineyard National Bancorp

(Name of Registrant as Specified in its Charter)

Jon Salmanson

Norman Morales

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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JON SALMANSON AND NORMAN MORALES INVESTOR PRESENTATION FOR VINEYARD NATIONAL BANCORP CONSENT SOLICITATION MARCH 31, 2008

This investor presentation may be deemed to be solicitation material with respect to support for the proposed amendments by Messrs. Salmanson and Morales to Vineyard's Bylaws (the "Proposed Bylaw Amendments") or
the candidates to be proposed by Messrs. Salmanson and Morales for
Vineyard's Board of Directors at the 2008 Annual Meeting of Shareholders
of Vineyard (the "Proposed Nominees"). In connection with the Proposed
Bylaw Amendments, Messrs. Salmanson and Morales have filed a Definitive
Consent Solicitation Statement with the Securities and Exchange
Commission (the "SEC") and in connection with the Proposed Nominees,
Messrs. Salmanson and Morales intend to file a proxy statement with the
SEC, to be distributed to the shareholders of Vineyard. SHAREHOLDERS OF
VINEYARD ARE ENCOURAGED TO READ THE CONSENT SOLICITATION STATEMENT FILED
WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE
PROPOSED BYLAW AMENDMENTS, AND THE PROXY STATEMENT AND ANY OTHER
RELEVANT DOCUMENTS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION ABOUT THE PROPOSED BYLAW AMENDMENTS AND THE
PROPOSED NOMINEES. The Consent Solicitation Statement has been mailed and the proxy statement will be mailed to shareholders of Vineyard and shareholders will be able to obtain documents free of charge at the
SEC's website, www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting: Jon Salmanson,
c/o Northeast Securities, 8th Floor, 100 Wall Street, New York, New York
10005 telephone: 212-607-5412 or by emailing Mr. Salmanson at
j2salman@yahoo.com.

A significant portion of the shareholder base have become increasingly concerned with the governance of the Company.
In this vein, we would like to nominate a slate of directors for election at Vineyard’s upcoming Annual
Meeting of Shareholders.
We are currently precluded from doing so because the date for shareholders to submit nominations for directors, pursuant to Vineyard’s Bylaws, was December 18, 2007.  As you may be aware, much has happened at Vineyard since December 18, 2007, including the following:
The resignation of Norman Morales, Vineyard’s President, Chief Executive Officer and a member of its board of directors;
Vineyard’s Chairman of the board of directors has been appointed interim President and Chief
Executive Officer; and
Vineyard has not communicated to the investment community a course for the future other than that which Mr. Morales had previously laid out.
The erosion of shareholder value has occurred due to the ineffective direction of the current Board of
Directors, legacy incumbents who are allowing the company to lose employees, clients, deposits and lending opportunities with their “shrink” strategy
Purpose of the Consent Solicitation

Accordingly, we are soliciting shareholder consent to approve the following:
1. The amendment of Vineyard’s Bylaws to permit shareholders to nominate directors until the time of the
Annual Meeting of Shareholders in the event that a director, chief executive officer or president of
Vineyard resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth in Vineyard’s Bylaws or Nominating Committee Charter;
2. The amendment of Vineyard’s Bylaws to require the Annual Meeting of Shareholders be held no earlier than the third Wednesday in May of each year and within at least thirteen (13) months of the previous
Annual Meeting of Shareholders; and
3. The repeal of each provision of Vineyard’s Bylaws or amendments of the Bylaws that are adopted after
August 2, 2007 (the last date of reported changes) and before the effectiveness of the foregoing Bylaw amendments.
Solicitation of Shareholder Consent to Approve Bylaw Changes

Corporate Governance and the Board of Directors
General Concerns Regarding Current Corporate Governance Include:
1. Following the departure of the incumbent President & CEO, the Board of Directors failed to develop a plan of action in an economically challenging time with broad financial and credit issues impacting the industry.
2. The Audit Committee of the Board of Directors has ineffectively managed an internal audit review for a period over 6 months which has led to delays in filing the Company’s Form 10-K with the SEC.
3. The current Board’s Nominating Committee is not effectively independent, and it is not adhering to its own Directorate Criteria established in 2007.
4. The current Board have granted themselves substantial stock options and share grants over the prior 7 years,  and their board fees rank amongst the highest for community banks.

Execution of a Strategic Plan in a Challenging Market
Challenging times require a flexible approach to implementing Vineyard’s Strategic Plan:
The shareholders of Vineyard have invested in a strategic vision over the course of the preceding seven years that has seen Vineyard evolve into a major regional community bank.
Despite a challenging market for all financial institutions, we believe the greatest opportunity for Vineyard is to complete the plans put in place and consistently communicated to the investment community with a strong and passionate voice by its former President and Chief
Executive Officer, Norman Morales.
This effort is centered around a thesis as to what is best for the shareholders, which starts with a supportive and experienced board of directors.

Execution of a Strategic Plan in a Challenging Market
Restoration of the Vineyard Franchise, and shareholder value, is best accomplished through experienced executive management and a board of directors that have the ability to implement the Seven Points identified below.
The Seven Points are a collection of strategic initiatives that require expansion of certain opportunities, the elimination of products and services no longer economically viable, the restoration of capital strength and the reconstitution of a lower risk profile for the enterprise.

Execution of a Strategic Plan in a Challenging Market Capital Management Balance Sheet Effectiveness Consistent EPS Growth Key Strategic Principles 6 Operational Efficiency

Balance Sheet Effectiveness:
–
The First Point:
–
Adjust the Overall Risk Profile of the Company in this Economic Climate:
1. This objective includes the significant reduction of SFR tract construction lending and land development projects,
2. Enhanced borrower sponsorship and requirements
3. Increased and expanded core deposit growth
4. Expanded business and commercial real estate lending in supportive sub-markets
5. Enhanced balance sheet management through stabilizing asset growth
6. Allowing for capital formation through retained earnings to be accretive to capital ratios and reserves;
The Seven Strategic Points of Execution

Balance Sheet Effectiveness:
–
The Second Point:
Loan Portfolio Management:
1. In order to produce a base of stabilized long-term earnings, the Company will proactively rebalance the existing loan portfolio
2. Pursue new and diversified lending business opportinities to reduce its risk profile
3. Meet its targeted concentration ranges within sub-markets and sub-portfolios
4. Maintain an overall portfolio yield consistent with quality and sustainable returns;
The Seven Strategic Points of Execution

Balance Sheet Effectiveness:
–
The Third Point:
Liquidity Enhancement and Funding Cost Reduction:
1. The Company will reduce its funding costs by an intensified focus on low to moderate cost deposits
2. Expansion of cash management driven business relationships
3. The effective re-pricing of its time deposit portfolio in a decreasing interest rate environment
4. Reduction of its reliance on wholesale borrowings for short term needs, and the appropriate extension of longer funding opportunities
The Seven Strategic Points of Execution

Operational Efficiency:
–
The Fourth Point:
Corporate Reallocation and Reorganization:
1. To improve its operating efficiencies, the Company will continually review its resource allocation to ensure the optimum allocation of talent among functions
2. The Company will continue to deploy and redeploy resources, both personnel and other operating costs, toward the objectives established above of resources
3. Cost saves are period expense recaptures that do not have sustainability
4. Redeployment of resources to expand business channels product future annuity streams
The Seven Strategic Points of Execution

Capital Management:
–
The Fifth Point:
Capital Restoration, Stabilization and Liquidity:
1. The Company would seek supplemental capital in the form of regulatory Tier 1 capital at the parent level with a targeted level not to exceed twenty percent (“20%”) of the existing common share equivalents to augment existing resources.
2. The Company would seek out supplemental Tier 2 capital in the targeted level of between 20% and 40%
of existing Tier 2 levels in order to provide supplemental liquidity to the Company to support corporate operations, dividends payments and other expenditures or investments.
3. The Company would seek to limit its net asset growth to allow for internal capital formation through retained earnings to also supplement capital levels during this challenging operating environment.
The Seven Strategic Points of Execution

Balance Sheet Effectiveness:
–
The Sixth Point:
Asset Quality, Nonperforming Loans and Foreclosed Property Disposition:
1. The Company’s continuing exit strategy from the single-family residential (“SFR”) tract construction lending operations will take an accelerated focus on the elimination of completed housing inventory.
2. The Company would continue to seek out orderly disposition of its completed housing projects in default, which include short-payoffs, auctions and providing alternative financing solutions for qualified borrowers unable to source mortgages in today’s difficult and illiquid markets.
3. With regard to finished land lots financings that are within the SFR tract construction lending operations, the Company will also explore the longer term horizon of retaining these prospective foreclosed assets for a period of up to three or four years in order to avoid distressed selling of assets in an illiquid market at substantial discounts.
The Seven Strategic Points of Execution

Operational Efficiency:
–
The Seventh Point:
Diversification of Alternative Operating Revenue Channels:
1. The Company will seek out additional non-interest income revenue channels which may be acquired by the Company.
2. The diversification into synergistic product lines will allow for stabilization of alternative revenue channels that are not directly impacted by the economic interest rate cycles now being experienced.
The Seven Strategic Points of Execution

Corporate Governance and the Board of Directors
The Successful Consent Solicitation will allow an Alternative Slate to be presented:
The proposed nominees for the Board of Directors are:
Thomas K. Koss II. Mr. Koss is the Financial Executive of The Warmington Group, and its operating subsidiary, Warmington
Homes California, a private home builder headquartered in southern California, which operates in the same markets as
Vineyard. His expertise will be invaluable as Vineyard tries to recover from the issues related to its single-family residential tract construction line of business. Mr. Koss was formerly at Ernst & Young specializing in real estate taxation, after beginning his career at Peat Marwick Mitchel & Co. and maintains his certified public accountant designation. Mr. Koss’s talents will be partially utilized as the designated financial expert and chairperson of the Audit Committee.
David Hardin. Mr. Hardin has previously served as a director of the parent company for a community bank located in southern California.  Mr. Hardin has been the President and Chief Executive Officer of HRE Mortgage, Inc. Prior to that, Mr.
Hardin was Executive Vice President, Chief Banking Officer of Hawthorne Savings for ten years. Mr. Hardin’s talents will be partially utilized in strategic client acquisition and operating efficiencies. Additionally, Mr. Hardin has served in management positions in retail banking, lending production and operations as well as sitting on various on various executive committees for over 25 years, including serving as an executive at three of the largest savings and loans located within California.

Corporate Governance and the Board of Directors
Cynthia Harriss. Most recently, Ms. Harriss served as President of Gap Brand North America, Gap Inc.'s namesake chain of apparel stores. Before joining Gap Inc., Ms. Harriss served as President of Disneyland Resort, where she managed all aspects of the Disneyland and Disney's California Adventure theme parks, as well as the resort's hotels and retail operations.
Previously, Ms. Harriss held a variety of senior positions with The Walt Disney Company, including Senior Vice President of
Park Operations at Disneyland. Before joining Disney in 1992, Ms. Harriss spent 19 years with the Paul Harris Stores a women's clothing chain, in a variety of marketing and operations roles. Ms. Harriss’s talents will be partially utilized in corporate governance and strategic client acquisition, and she will be the designated chairperson of the Nominating and
Governance Committee.
Norman Morales.  Mr. Morales previously served as the President and Chief Executive Officer of the Company for over seven years.  Mr. Morales has an extensive background in community banking and the financial markets which has spanned over 25 years. Mr. Morales has held director and advisory positions in numerous community, university and charitable organizations.
Mr. Morales is a native of southern California and resides in Orange County.
Dev Ogle.  Mr. Ogle is a senior executive at The Ken Blanchard Companies and an expert on organizational development, leadership, management development and culture building, with over 30 years of experience working with senior management and boards of directors.  Mr. Ogle manages clients within the Fortune 1000 at the C levels and with companies in the United
States, Europe and the Far East in such areas as strategic planning and executive consulting.  Mr. Ogle’s talents will be partially utilized as the designated chairperson of the Compensation Committee.

Corporate Governance and the Board of Directors
Lester Strong. Mr. Strong is a retired aerospace executive with twenty-five years of responsible management and engineering expertise in an array of highly sophisticated scientific environments, including program management for satellite vehicle processing support and infrastructure. Mr. Strong’s career at Lockheed Martin Corporation earned him the Nationa
l Reconnaissance Office Medal of Distinguished Service among other recognitions after receiving his education with advanced degrees from Cornell University.
Glen Terry.  Mr. Terry is a career banking executive, having held the positions of President and/or Chief Executive Officer at four regional community banks in northern California – The Vintage Bank (Napa), Solano Bank (Vacaville), SierraWest Bank
(Truckee) and Napa Valley Bank (Napa).  Mr. Terry has served on the respective board of directors of each entity, as well as held leadership positions within the communities of the Napa region. His career has also included senior positions in multi-
billion dollar regional and interstate banks.  Mr. Terry’s talents will be partially utilized in strategic commercial client
acquisition, operating efficiencies, lending and regulatory compliance.   His operating knowledge of the regulated
environment, in addition to strong corporate governance, will create a balance of experience in assisting Vineyard with its diversification efforts.

Corporate Governance and the Board of Directors
In addition to the foregoing nominees, Messrs. Salmanson and Morales have proposed that the following individual serve as an ex-officio advisor to Vineyard’s Board of Directors:
Ray McKewon. Now retired, Mr. McKewon was co-founder and Executive Vice President and Secretary of Accredited Home
Lenders Holding Co. (formerly Nasdaq:LEND), a nationwide mortgage banking company. Mr. McKewon had served as a director for ten years of American Residential Investment Trust, Inc. (formerly AMEX:INV), the parent company of American
Mortgage Network (AmNet), a wholesale mortgage bank serving mortgage brokers nationwide. His director roles at AmNet also included chairman of the Audit Committee and membership on the Nominating and Corporate Governance Committees.  Mr.
McKewon talents will be partially utilized in strategic planning, capital markets and capital management.

The Company’s franchise value, and shareholder value, can be restored in these challenging times with a flexible strategic plan, experienced executive management, and a committed and skilled
Board of Directors
Growing a  franchise includes expansion of critical elements, as well as radical adjustments to other operations, in economically challenging times
Subject to the Consent of the Proposed Bylaw changes, the proposed Alternative Board of Directors can execute the strategic plan, cause to bring to the company experienced banking personnel, and ultimately increase the breadth of business clientele
The complexity of the Company, and its design and abilities, have created opportunities for the future that will not be realized without the proposed changes
Summary Comments

BUILDING ON OUR SUCCESS AND POSITIONED FOR THE FUTURE 19

Vineyard’s Product Portfolio
Banking Services
–
Dedicated to developing long-term customer relationships
–
Business, entrepreneur and community banking services
–
17 full-service banking centers throughout California
–
4 loan production offices
Specialty Lending Product Offerings
–
High-end single-family residential luxury construction loans primarily along the S. California
Costal Communities
–
Income property and construction lending for commercial and residential real estate in Southern California
–
SBA 7(a) and 504 loans to small businesses throughout Southern California which complements Vineyard’s focus on strengthening and supporting local communities
–
Loan and deposit services to non-profit organizations, including churches and private schools
Specialty Deposit Product Offerings
–
Upgraded the majority of Vineyard’s full-service banking centers to offer efficient high-tech, high-service environment
–
Offers various cash management services to customers, including Remote Item Capture, Online Banking,
Lockbox Processing and Positive Pay for business customers

Luxury Home Construction Lending:
Income Property Lending:
SBA Lending:
Non-Profit Service Group:
Branching System:
Cash Management:

Santa Clarita
Hesperia
San Buenaventura
Oxnard
Thousand Oaks
West Hollywood
Glendora
Rialto
Highland
Ontario
Colton
Redlands
Yucaipa
Santa Monica
Whittier
La Habra
Riverside
Brea
Carson
Torrance
Rancho Palos Verdes
Palm Springs
Cathedral City
Hemet
Tustin
Lake Forest
Mission Viejo
Laguna Niguel
Temecula
San Clemente
Oceanside
Carlsbad
Vista
Encinitas
El Cajon
La Mesa
San Diego
National City
Chula Vista
14
118
91
55
60
10
110
15
215
405
5
8
0
42.5mi

Copyright (C) 2006 SNL Financial LC. All rights reserved

Geographical Coverage
Ventura
Ventura
County
County
San
San
Gabriel Valley
Gabriel Valley
West
West
Side
Side
Orange
Orange
County
County
Palm
Palm
Desert
Desert
Temecula
Temecula
Valley
Valley
North
North
San Diego
San Diego
Full Service Banking Center
Loan Production Office
Northern
Northern
CA
CA

## Banking Centers: Southern California

- Chino
- Corona
- Covina
- Crestline
- Diamond Bar
- Irvine
- Irwindale
- La Verne
- Lake Arrowhead
- Manhattan Beach
- Rancho Cucamonga
- San Diego
- San Dimas
- Upland
- Walnut

101
15
40
Crestline
Covina
San Dimas
Lake Arrowhead
Upland
La Verne
Irwindale
Rancho Cucamonga
Walnut
Chino
Diamond Bar
Manhattan Beach
Irvine
Corona
10
8
San Diego

Attractive Market Presence: S. California
S. California Costal Communities:
•
Represents the confluence of entrepreneurs
and the accumulation of wealth, providing
significant opportunities
•
From San Diego through Orange into the
west side of Los Angeles and up into
Ventura and Santa Barbara counties
•
Significant opportunities for cash
management services, business banking,
construction lending and income property
lending
Strong Inland Empire Presence:
•
Riverside and San Bernardino, one of the fastest
growing areas in the U.S.
•
Major distribution hub for goods coming in through
L.A. Harbors
•
Availability of “affordable” and buildable land for
housing, commercial and retail development

**Banking Centers: Northern California**

San Rafael

80
San Rafael
101
5
15
101

Attractive Market Presence: N. California
Expansion in Northern California:
•
Similar characteristics to S. California Costal
Communities
•
Marin County Banking Center – Provides access to the
North Bay and Central Valley, which also has similar
characteristics to the Inland Empire
•
Monterey and Los Altos loan production offices will
support further expansion into Northern California

Next 1-2 yrs: Core Relationship Management & Build Out
Cash Mgmt
Low/ Mid
Entrepreneur/ Private Banking
Non-Profit
High/ Mid
Other

A Focused Strategy For Success
Luxury
Construction
SBA
Commercial/
Business
Multi-
Family
Income
Property
Tract
Construction
Future 3-5 yrs: Organic Growth
Past 7 yrs: Community Banking
20+ Unique Markets 10+ Expert Niches
Future 5-7/10 yrs & Beyond: Franchise Maturity
Expansion Opportunities - 12 -24 Months
•
Acquire Assets For Redeployment
•
Acquire Lower-Cost Sources of Funds
•
Secure Geographic Footprint & Product Lines
•
Obtain Critical Talent

Commitment to Growth Through Prudent Acquisition Opportunities
Secure “Super Community Bank” Status
Target 24 Month Growth to Achieve $3B Assets
–
Acquire Institutions With Re-deployable Capital and Assets
–
Integrate Acquisitions For Future Organic Growth
–
Strengthen Presence in Wealthy Business Communities
–
Leverage Business Marketing Platforms
Establish “Western Regional” Leadership Position
Target 24 to 48 Month Growth to Achieve $5 B Assets
–
Pursue Like Minded Players in Coastal & Inland States
–
Central California, WA, OR, AZ, NV and UT
–
Maximize Scalable Economies Through Franchise Expansion
KEY CHARACTERISTICS OF IDEAL TARGETS
Immediate Accretion to EPS
Unlocked Capital and Revenue Enhancements
Diversified Earnings Streams
Low Integration Risk
Minimal Physical Overlap
Operating Talent
Diversified Funding Sources
Additive Products, Services and Markets
Economically Prospering Geographies
Community Leadership
Deepened Management Bench Strength

Experience & Results
Superior Core Business Model & Management:
–
Disciplined Capital Deployment, Risk Based Pricing & Underwriting
–
Scalable Platform With Significant Operating Leverage
–
Experienced & Proven Management and Business Process Execution
Sustainable Metrics Through Volatile Markets:
–
Volatility Experienced, Managed Through Volatile Economic Cycles
–
Multi-Channel Revenue Sourcing
–
Steady Growth & Performance
Compelling Revenue Drivers:
–
Revenue & Geographic Diversification
–
Viable & Scalable Growth Strategy
–
Underleveraged Cost of Funding Benefits

Successfully Manage Resource Intensive Oversight
–
Regulatory, SOX, Economic & Interest Rate Risk Management
–
Rigorous Portfolio Credit Metrics
Pursue Margin Driven Management Style
–
Judicious Management of Financial Leverage & “Risk Based Pricing”
–
Diversified Funding Strategies
Drive Strategic Growth Initiatives & Operating Effectiveness
–
Idea Generation, Opportunity Identification, Precise Execution
–
Products & Marketshare Maximization
Planned Product & Market Acquisition
–
Eyes on Revenue Growth, Expense Control, Adjacent Gateway Opportunities
–
Perfecting the “Z” Strategy Execution
Maximize Market Convergence
–
Rapid Globalization, Product Innovation, Technology
–
Mergers, Acquisitions, Asset Dispositions, Opportunity Creation
Focus On Fundamentals

Experienced and Dedicated Management Team
History of Successful & Disciplined Execution
Fundamental Business Banking Strategy
Strategic Vendor Alliances
Scalable Systems and Infrastructure Support
Well Positioned in Strongest & Wealthiest US Region
Compelling In-Market Demographics & Growth Drivers
Positioned For Continued Success

BUILDING ON OUR SUCCESS AND POSITIONED FOR THE FUTURE 29